UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 7, 2007

                                   XsunX, Inc.
             (Exact name of registrant as specified in its charter)



   Colorado                          000-29621                84-1384159
  -----------                        ---------                ----------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


                  65 Enterprise, Aliso Viejo, California 92656
                  --------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                            SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On September 7, 2007, XsunX initiated the final funding of disbursements under a Promissory Note and Loan Agreement dated January 1, 2007, between XsunX and a private technology development firm. Under the Promissory Note and Loan Agreement XsunX has funded and extended the principal amount of $1,500,000 dollars to the private firm. The Loan was made by XsunX in conjunction with a Technology License and Development Agreement between the parties, also dated January 1, 2007, providing XsunX with licensing rights to plasma deposition technologies for future use by XsunX in solar product manufacturing technologies.

Use of the licensed plasma technology by XsunX in any of its planned or future processes or products has and continues to be subject to completion of development by the private firm, substantiation of intended performance criteria under the agreements, and determination of commercial application suitability by XsunX.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2007

                                        XSUNX, INC.


                                       By:  /s/Tom Djokovich
                                            -----------------------------
                                            Tom Djokovich, CEO/President